Exhibit 5.1

October 7, 2019

The Walt Disney Company

TWDC Enterprises 18 Corp.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for The Walt Disney Company, a Delaware corporation (“Disney”), and Disney’s direct, wholly-owned subsidiary TWDC Enterprises 18 Corp., a Delaware corporation (“TWDC Enterprises”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to Disney’s proposed issuance and offer to exchange any and all of the outstanding notes set forth on Annex A hereto and identified under the heading “Existing Notes” (collectively, the “Existing Notes”), issued by Disney, for consideration consisting of, with respect to each series of the Existing Notes, the principal amount described in the Registration Statement of newly issued notes of Disney set forth across from such series of Existing Notes under the heading “New Notes” on Annex A hereto (collectively, the “New Notes”).

The New Notes are to be issued pursuant to the indenture (the “Indenture”), dated as of March 20, 2019, among Disney, as issuer, TWDC Enterprises, as guarantor, and Citibank, N.A., as trustee (the “Trustee”). The New Notes are to be guaranteed (the “Guarantee”) by TWDC Enterprises.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Restated Certificate of Incorporation of Disney, as amended; (ii) the Amended and Restated Bylaws of Disney; (iii) the

Amended and Restated Certificate of Incorporation of TWDC Enterprises; (iv) the Amended and Restated Bylaws of TWDC Enterprises; (v) resolutions adopted by the board of directors of Disney on October 3, 2018; (vi) resolutions adopted by the board of directors of TWDC Enterprises on September 28, 2018; (vii) the Registration Statement; (viii) the Indenture; and (ix) the forms of the New Notes. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of Disney and TWDC Enterprises and documents furnished to us by Disney and TWDC Enterprises without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and conformity to authentic original documents of all documents submitted to us as copies. In expressing the opinions set forth herein, we have also assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by the Trustee and that the New Notes will conform to the forms of notes examined by us.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the New Notes are offered or issued as contemplated by the Registration Statement; and (iii) all New Notes will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the prospectus related thereto, we are of the opinion that the New Notes have been duly authorized by Disney and when the New Notes are duly executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the applicable Existing Notes, (a) the New Notes will constitute legal, valid and binding obligations of Disney, enforceable against Disney in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and (b) the Guarantee will constitute a legal, valid and binding obligation of TWDC Enterprises, enforceable against TWDC Enterprises in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indenture or the New Notes that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture or the New Notes to the extent such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the New Notes.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Cravath, Swaine & Moore LLP

The Walt Disney Company

500 South Buena Vista Street

Burbank, California

TWDC Enterprises 18 Corp.

500 South Buena Vista Street

Burbank, California

ANNEX A

Existing Notes	New Notes
1. 5.650% Notes due 2020	1. 5.650% Notes due 2020

2. 4.500% Notes due 2021	2. 4.500% Notes due 2021

3. 3.000% Notes due 2022	3. 3.000% Notes due 2022

4. 8.875% Notes due 2023	4. 8.875% Notes due 2023

5. 4.000% Notes due 2023	5. 4.000% Notes due 2023

6. 7.750% Notes due January 2024	6. 7.750% Notes due January 2024

7. 7.750% Notes due February 2024	7. 7.750% Notes due February 2024

8. 9.500% Notes due 2024	8. 9.500% Notes due 2024

9. 3.700% Notes due 2024	9. 3.700% Notes due 2024

10. 8.500% Notes due 2025	10. 8.500% Notes due 2025

11. 3.700% Notes due 2025	11. 3.700% Notes due 2025

12. 7.700% Notes due 2025	12. 7.700% Notes due 2025

13. 7.430% Notes due 2026	13. 7.430% Notes due 2026

14. 3.375% Notes due 2026	14. 3.375% Notes due 2026

15. 7.125% Notes due 2028	15. 7.125% Notes due 2028

16. 7.300% Notes due 2028	16. 7.300% Notes due 2028

17. 7.280% Notes due 2028	17. 7.280% Notes due 2028

18. 7.625% Notes due 2028	18. 7.625% Notes due 2028

19. 6.550% Notes due 2033	19. 6.550% Notes due 2033

20. 8.450% Notes due 2034	20. 8.450% Notes due 2034

21. 6.200% Notes due 2034	21. 6.200% Notes due 2034

22. 6.400% Notes due 2035	22. 6.400% Notes due 2035

23. 8.150% Notes due 2036	23. 8.150% Notes due 2036

24. 6.150% Notes due 2037	24. 6.150% Notes due 2037

25. 6.650% Notes due 2037	25. 6.650% Notes due 2037

26. 6.750% Notes due 2038	26. 6.750% Notes due 2038

27. 7.850% Notes due 2039	27. 7.850% Notes due 2039

28. 6.900% Notes due 2039	28. 6.900% Notes due 2039

29. 6.150% Notes due 2041	29. 6.150% Notes due 2041

30. 5.400% Notes due 2043	30. 5.400% Notes due 2043

31. 4.750% Notes due 2044	31. 4.750% Notes due 2044

32. 4.950% Notes due 2045	32. 4.950% Notes due 2045

33. 7.750% Notes due 2045	33. 7.750% Notes due 2045

34. 4.750% Notes due 2046	34. 4.750% Notes due 2046

35. 7.900% Notes due 2095	35. 7.900% Notes due 2095

36. 8.250% Notes due 2096	36. 8.250% Notes due 2096